UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4365 Executive Dr., Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 558-8130

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2014, Paul Klingenstein notified the board of directors (the “Board”) of Conatus Pharmaceuticals Inc. (the “Company”) that he would be resigning from the Board, effective as of April 15, 2014. Mr. Klingenstein’s decision to resign from the Board did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

Effective as of April 16, 2014, pursuant to the bylaws of the Company, the Board reduced the size of the Board from nine to eight directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2014	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary